COMPARISON OF CHANGE IN VALUE OF $10,000
INVESTMENT IN DREYFUS BASIC MUNICIPAL BOND
PORTFOLIO AND THE LEHMAN BROTHERS
MUNICIPAL BOND INDEX

EXHIBIT A:

           LEHMAN            DREYFUS
          BROTHERS            BASIC
 PERIOD   MUNICIPAL         MUNICIPAL
          BOND INDEX *    BOND PORTFOLIO

 5/6/94       10,000                 10,000
8/31/94       10,244                 10,414
8/31/95       11,152                 11,278
8/31/96       11,736                 11,974
8/31/97       12,821                 13,294


* Source: Lehman Brothers